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                                                                    Exhibit 21.1

                             Kroll Inc. Subsidiaries

     Kroll Holdings, Inc. ("KHI") (Delaware) (100%)

     Kroll Associates, Inc. (Delaware) (100%) (conducts business in Arizona under the name "Kroll Consulting, Inc.")

     Kroll Associates (Asia) Limited (Hong Kong) (50%; 50% by KHI)

     Kroll Associates U.K. Limited (England) (100%)

     Kroll International, Inc. (Delaware) (100%)

     Kroll Associates International Holdings, Inc. (100%)

     Kroll Lindquist Avey Company (Nova Scotia) (100% owned by L.A.M.B. Acquisition, Inc. and L.A.M.B. Acquisition II, Inc., which are 100% owned by Kroll)

     Kroll Information Services, Inc. (Delaware) (100%)

     Kroll Specialists of America, Inc. (Oklahoma) (100%)

     Kroll Laboratory Specialists, Inc. (Louisiana) (100%)

     Kroll Buchler Phillips Ltd. (U.K.) (100%)

     Kroll Background America, Inc. (Tennessee) (100%) (conducts business in Tennessee under the name "The Search is On")

     Kroll Ontrack Inc. (Minnesota) (100%)

     Kroll Zolfo Cooper LLC (New Jersey) (100%)

     Kroll Zolfo Cooper Holdings, Inc. (New Jersey) (100%)

     Kroll Zolfo Cooper Management LLC (New Jersey) (100%)

     Kroll Factual Data Corp. (Colorado) (100%)

     All other subsidiaries together do not meet the definition of a Significant Subsidiary.